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Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

December 12, 2005

Dear Sirs:

        This agreement is made pursuant to the subscription agreements, dated as of the date hereof between LAB International Inc. (the "Corporation") and the Subscribers named therein (the "Subscription Agreements"). Capitalized terms which are not defined in this agreement shall have the meaning ascribed to them in the Subscription Agreements.

        In consideration of the purchase by                        of an aggregate of                        common shares (the "Common Shares") in the capital of the Corporation pursuant to the Subscription Agreements, the Corporation hereby covenants and agrees, and acknowledges that the Investors have relied upon such covenant and agreement in purchasing the Common Shares, as follows:

        1.    Registration of the Shares; Compliance with the 1933 Act.

        If the Corporation registers its Common Shares under the Securities Act of 1933, as amended, of the United States (the "1933 Act"), then it shall:

  (a)
  provide notice to the Investors of its intention to register its Common Shares under the 1933 Act;

  (b)
  upon written request of any of the Investors, subject to receipt of necessary information from such Investor(s) after prompt request from the Corporation to the Investor(s) to provide such information, prepare and file with the United States Securities and Exchange Commission (the "SEC"), within thirty (30) days of receipt of such request (the "Request Date"), a registration statement on Form F-3 or Form F-l or other applicable form (the "Registration Statement") to enable the resale of the Common Shares by such requesting Investor(s) from time to time through any quotation system on which the Common Shares are quoted or listed, if applicable, or in privately-negotiated transactions;

  (c)
  not less than three business days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto, the Corporation shall (i) furnish to the Investors copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person) which documents will be subject to the review of the Investors, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective legal counsel to conduct a reasonable investigation within the meaning of the 1933 Act. The Corporation shall not file the Registration Statement or any prospectus or any amendments or supplements thereto to which the Investors shall reasonably object in good faith.

  (d)
  use its best efforts, subject to receipt of necessary information from the Investors after prompt request from the Corporation to the Investors to provide such information, to cause the Registration Statement to become effective on or before the date 120 days after the Request Date (the "Effectiveness Deadline"); the date the Registration Statement is initially declared effective by the SEC is referred to herein as the "Effective Date"; such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC in such period any financial statements that are required to be filed prior to the effectiveness of such Registration Statement; and, if the filing referred to in Section l(a) above is on a form other than Form F-3, the Corporation shall use its best efforts, subject to receipt of necessary information from the Investors after prompt request from the Corporation to the Investors to provide such information, to prepare and file with the SEC, within 10 days after the Corporation first becomes eligible to file a registration statement on Form F-3, a registration statement on Form F-3 (the "F-3 Registration Statement") to enable the resale of the Common Shares by the Investors from time to time through any quotation system on which the Common Shares is quoted or listed or in privately-negotiated transactions; and to use its best efforts to cause the F-3 Registration Statement to become effective as soon as practicable thereafter, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC as promptly as practicable any financial statements that are required to be filed prior to the effectiveness of such F-3 Registration Statement (the term "Registration Statement" shall mean the F-1 Registration Statement until the F-3 Registration Statement is declared effective by the SEC, after which time it shall mean the F-3 Registration Statement);

  (e)
  use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to the Investors' Common Shares, the earlier of (x) the second anniversary of the Effective Date (plus, if the Registration Statement (after its Effectiveness Date) ceases to be effective and available to the Investors, the number of days the Registration Statement was not effective and available); (y) the date on which an Investor may sell all Common Shares then held by such Investor without restriction by the volume limitations of Rule 144(e) of the 1933 Act and (z) such time as all Common Shares purchased by the Investors in this offering have been sold pursuant to a registration statement;

  (f)
  promptly furnish, without charge, to the Investors with respect to the Common Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectus and preliminary prospectus in conformity with the requirements of the 1933 Act and such other documents as the Investors may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Common Shares by the Investors. The Corporation hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Investors in connection with the offering and sale of the Common Shares covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section l(j);

  (g)
  file documents required of the Corporation for blue sky clearance in states specified in writing by the Investors and use its best efforts to maintain such blue sky qualifications during the period the Corporation is required to maintain the effectiveness of the Registration Statement pursuant to Section l(e); provided, however, that the Corporation shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

  (h)
  bear all expenses in connection with the procedures in paragraph (a) through (g), (k) and the last paragraph of this Section 1 and the registration of the Common Shares pursuant to the Registration Statement;

  (i)
  use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of the Common Shares for sale in any jurisdiction, at the earliest practicable moment.

  (j)
  advise the Investors, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

  (k)
  provide a "Plan of Distribution" section of the Registration Statement substantially in the form provided to the Corporation by the Investors (subject to the comments of the SEC).

The Corporation understands that the Investors each disclaim being an underwriter, but if an Investor is deemed an underwriter by the SEC, that event shall not relieve the Corporation of any obligations it has hereunder; provided, however that if the Corporation receives notification from the SEC that an Investor is deemed an underwriter, then the period by which the Corporation is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (x) the 90th day after such SEC notification, or (y) 120 days after the initial firing of the Registration Statement with the SEC.

        Within three business days of the Effective Date, the Corporation shall advise its transfer agent that the shares are subject to an effective Registration Statement and can be reissued free of restrictive legend upon notice of a sale by an Investor and confirmation by such Investor that it has complied with the Prospectus delivery requirements, provided that the Corporation has not advised the transfer agent orally or in writing that the registration statement has been suspended; provided, however, in the event the Corporation's transfer agent requires an opinion of counsel to the Corporation for an such reissuance, within three business days of any such request for an opinion by the transfer agent, the Corporation shall cause its counsel to issue a blanket opinion to the transfer agent stating the foregoing.

        2.    Transfer of Shares After Registration; Suspension.

  (a)
  Each Investor agrees that it will not effect any disposition of the Common Shares at any time after registration of the Common Shares owned by such Investor that would constitute a sale within the meaning of the 1933 Act except as contemplated in the Registration Statement referred to in Section 1 and as described below or as otherwise permitted by law, and that it will promptly notify the Corporation of any material changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution.

  (b)
  Except in the event that paragraph (c) below applies, the Corporation shall (x) if deemed necessary by the Corporation, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Common Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (y) provide the Investors with copies of any documents filed pursuant to Section 2(b)(x); and (z) inform the Investors that the Corporation has complied with its obligations in Section 2(b)(x) (or that, if the Corporation has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Corporation will notify the Investors to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investors pursuant to Section 2(b)(x) hereof when the amendment has become effective).

  (c)
  Subject to paragraph (d) below, in the event (w) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or Prospectus or for additional information; (x) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (y) of the receipt by the

    Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (z) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Corporation shall deliver a notice in writing to the Investors (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investors will refrain from selling any Common Shares pursuant to the Registration Statement (a "Suspension") until the Investors' receipt of copies of a supplemented or amended Prospectus prepared and filed by the Corporation, or until they are advised in writing by the Corporation that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Corporation will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after the delivery of a Suspension Notice to the Investors. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investors, the Investors shall be entitled to specific performance in the event that the Corporation fails to comply with the provisions of this Section 2(c).

  (d)
  Notwithstanding the foregoing paragraphs of this Section 2, the Investors shall not be prohibited from selling Common Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve month period, unless, in the good faith judgment of the Corporation's Board of Directors, upon the advice of counsel, the sale of Common Shares under the Registration Statement in reliance on this Section 2(d) would be reasonably likely to cause a violation of the 1933 Act and result in liability to the Corporation.

  (e)
  Provided that a Suspension is not then in effect, each Investor may sell Common Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Common Shares in compliance with applicable law. Upon receipt of a request therefor, the Corporation has agreed to provide an adequate number of current Prospectuses to the Investors and to supply copies to any other parties requiring such Prospectuses.

  (f)
  In the event of a sale of Common Shares by an Investor pursuant to the Registration Statement, such Investor must also deliver to the Corporation's transfer agent, with a copy to the Corporation, a Certificate of Subsequent Sale substantially in the form provided to the Corporation by the Investor, so that the Common Shares may be properly transferred.

        3.    Indemnification.

  (a)
  For the purpose of this Section 3:

  (i)
  the term "Selling Shareholder" shall include the Investors and any affiliate of an Investor;

    (ii)
    the term "Registration Statement" shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the 1933 Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section l(a); and

    (iii)
    the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  (b)
  The Corporation shall, notwithstanding the termination of this agreement, indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the 1933 Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (x) any breach of the representations or warranties of the Corporation contained in this Section 3 or failure to comply with the covenants and agreements of the Corporation contained in this Section 3, (y) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) any failure by the Corporation to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Corporation will reimburse such Selling Shareholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Corporation shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement or the failure of such Selling Shareholder to comply with its covenants and agreements contained in Section 2 hereof respecting sale of the Common Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder. The Corporation shall reimburse each Selling Shareholder for the amounts provided for herein on demand as such expenses are incurred.

  (c)
  The Investors agree to indemnify and hold harmless the Corporation (and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act, each officer of the Corporation who signs the Registration Statement and each director of the Corporation) from and against any losses, claims, damages or liabilities to which the Corporation (or any such officer, director or controlling person) may become subject (under the 1933 Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (x) any failure by an Investor to comply with its covenants and agreements contained in Section 2 hereof respecting sale of the Common Shares, or (y) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Investor specifically for use in preparation of the Registration Statement, and such Investor will reimburse the Corporation (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that such Investor's obligation to indemnify the Corporation shall be limited to the net amount received by such Investor from the sale of the Common Shares giving rise to such obligation.

  (d)
  Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 3 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defence thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defence thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defence thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the reasonable expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

  (e)
  If the indemnification provided for in this Section 3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Corporation on the one hand and the applicable Investor, as well as any other Selling Shareholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Corporation on the one hand or the Investor or other Selling Shareholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Corporation and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Investors and other Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), an Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by such Investor from the sale of the Common Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. An Investor's obligations in this subsection to contribute shall be in proportion to its sale of Common Shares to which such loss relates and shall not be joint with any other Selling Shareholders.

  (f)
  The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 3 fairly allocate the risks in light of the ability of the parties to investigate the Corporation and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the 1933 Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defence to a claim under this Section 3 and further agree not to attempt to assert any such defence.

        4.    Termination of Conditions and Obligations.

        The conditions precedent imposed by this Agreement upon the transferability of the Common Shares shall cease and terminate as to any particular number of the Common Shares when such Common Shares shall have been effectively registered under the 1933 Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Common Shares, at the time such Common Shares are eligible for sale without restriction by the volume limitations of Rule 144(e) (and the Investor provides the Corporation with such reasonable and appropriate customary representations as may be reasonably requested by the Corporation) or at such time as an opinion of counsel reasonably satisfactory to the Corporation shall have been rendered to the effect that such conditions are not necessary in order to comply with the 1933 Act.

        5.    Information Available.

        So long as the Registration Statement is effective covering the resale of Common Shares owned by the Investors, the Corporation will furnish to each Investor, upon the reasonable request of such Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and upon the reasonable request of such Investor, the Chief Executive Officer, the General Counsel or the Chief Financial Officer of the Corporation (or an appropriate designee thereof) will meet with such Investor or a representative thereof at the Corporation's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Common Shares and will otherwise cooperate with the Investor conducting an investigation for the purpose of reducing or eliminating such Investor's exposure to liability under the 1933 Act, including the reasonable production of information at the Corporation's headquarters; provided, that the Corporation shall not be required to disclose any confidential information to or meet at its headquarters with the

Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Corporation with the Corporation with respect thereto.

        6.    Rule 144.

        The Corporation covenants that it will timely file the reports required to be filed by it under the 1933 Act and the rules and regulations adopted by the SEC thereunder (or, if the Corporation is not required to file such reports, it will, upon the request of an Investor made after the first anniversary of the date hereof, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the 1933 Act), and it will take such further action as any such Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell the Common Shares under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon request, the Corporation will provide to the Investors written certification of its compliance with the provisions of this Section 6.

        7.    Liquidated Damages.

  (a)
  The Corporation and the Investors agree that the Investors will suffer damages if the Corporation fails to fulfill its obligations set forth in this Agreement, including without limitation the Corporation's obligations pursuant to Sections 1 and 2 hereof and that it would not be possible to ascertain the extent of such damages with precision. Accordingly, the Corporation hereby agrees to pay liquidated damages ("Liquidated Damages") to the Investors under the following circumstances: (i) if the Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Deadline (such an event, an "Effectiveness Default"); or (ii) if the Registration Statement (after its Effectiveness Date) ceases to be effective and available to the Investors for any continuous period that exceeds 30 days or for one or more periods that exceed in the aggregate 60 days in any 12-month period (such an event, a "Suspension Default") (each of the events described in clauses (i) through (iii) above is referred to herein as a "Default").

  (b)
  In the event of a Default, the Corporation shall, as Liquidated Damages, pay to the Investors, for each 30-day period of a Default, an amount in cash equal to 1% of the total purchase price paid by the Investors to purchase the Common Shares; provided that in no event shall the aggregate amount of cash to be paid as Liquidated Damages pursuant to this Section 7 exceed 10% of the total purchase price paid by the Investors to purchase the Common Shares.

        The Corporation shall pay the Liquidated Damages as follows: (i) in connection with an Effectiveness Default, on the date immediately after the Effectiveness Deadline, and each 30th day thereafter until the Registration Statement is declared effective by the SEC; or (ii) in connection with a Suspension Default, on either (x) the 31st consecutive day of any Suspension or (y) the 61st day (in the aggregate) of any Suspensions in any 12-month period, and each 30th day thereafter until the Suspension is terminated in accordance with Section 2. Notwithstanding the foregoing, all periods shall be tolled during delays directly caused by the action or inaction of the Investors, and the Corporation shall have no liability to the Investors in respect of any such delay. The Liquidated Damages payable herein shall apply on a pro rata basis for any portion of a 30-day period of a Default.

        8.    No Obligation to Register.

        Notwithstanding anything contained herein, the Corporation shall have no obligation to register its Common Shares under the 1933 Act.

        9.    General.

        The agreement formed by your acceptance hereof shall contain the following additional provisions.

  (a)
  Notices:    All notices or other communications to be given hereunder shall be delivered by hand or by telecopier, and if delivered by hand, shall be deemed to have been given on the date of delivery or, if sent by telecopier, on the date of transmission if sent before 5:00 p.m. and such day is a Business Day or, if not, on the first Business Day following the date of transmission.

    Notices to the Corporation shall be addressed to:

    LAB International Inc.
    445 Armand-Frappier Blvd.
    Laval, Québec
    H7B 4B3

    Attention:    Luc Mainville
    Telecopier:    450-973-3978

    Notices to the Investors shall be addressed to the address of the Investor set out on the execution page hereof.

    Either the Corporation or the Investor may change its address for service aforesaid by notice in writing to the other party hereto specifying its new address for service hereunder.

  (b)
  Successors and Assigns:    This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors. This agreement shall not be assignable by the parties. Notwithstanding the foregoing, each Investor may assign its rights hereunder to (i) any venture capital fund that, directly or indirectly, controls, is controlled by, or is under common control with the Investor (including without limitation any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, an Investor) or (ii) any of the general partners, managing members or management companies noted in clause (i)).

  (c)
  Entire Agreement:    The terms of this agreement express and constitute the entire agreement between the parties hereto with respect to the subject matter hereof and no implied term or liability of any kind is created or shall arise by reason of anything in this agreement.

  (d)
  Time of Essence:    Time is of the essence of this agreement.

  (e)
  Amendments:    The provisions of this agreement may only be amended with the written consent of all of the parties hereto.

  (f)
  Governing Law:    This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

  (g)
  Counterparts:    This agreement may be executed in two or more counterparts which when taken together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile or electronic transmission thereof.

  (h)
  Facsimile or Electronic Scanned Copies:    The parties shall be entitled to rely on a facsimile or electronic scanned copy of an executed agreement and such facsimile or electronic scanned executed agreement shall be legally effective to create a valid and binding agreement between the Investor and the Corporation in accordance with the terms thereof.

        Please acknowledge your agreement with the foregoing by signing and dating this letter where indicated below, whereupon the foregoing shall become a binding agreement between the Corporation and the Investors.

Yours very truly,
LAB INTERNATIONAL INC.
Per:
Andrew Reiter Chief Financial Officer

        The foregoing is agreed to by the undersigned this            day of December, 2005.

By:	Name: Its:
Address of Investor:

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  Exhibit 4.3
REGISTRATION RIGHTS AGREEMENT